PURCHASE AGREEMENT AND ASSIGNMENT

         THIS PURCHASE AGREEMENT AND ASSIGNMENT ("Agreement") is made and entered into this 4th day of April, 2000 by and between (a) Home Line Talk Radio, Inc., a Texas corporation (the "Corporation"), Jim Neidner ("Neidner") and Leonard Pizalate ("Pizalate ") (each of the Corporation, Neidner and Pizalate is referred to hereinafter singly, as a "Seller" and collectively, as the "Sellers"), on the one hand, and (b) JVWeb, Inc., a Delaware corporation ("Purchaser"), on the other hand.

                                                      RECITALS:

         WHEREAS, the Corporation is the sole owner of a radio talk show now know as "Homeline Talk Radio Show," and the title, format, concept, ideas, and all other rights, interests, elements, characteristics and incidents, pertaining thereto (collectively, the "Show"); and

         WHEREAS, each Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Sellers, full right, title and interest in and to the Show and the "Related Property" (as defined herein), subject to no liens, security interests, encumbrances, claims, charges or restrictions on the transfer thereof, all upon and subject to the terms, provisions and conditions set forth herein;

                                                     AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, and subject to the terms, provisions and conditions hereof, the parties hereto agree as follows:

                                                     ARTICLE ONE
                                                  SALE AND PURCHASE

         1.1 Sale and Purchase. In consideration of the purchase price provided for in Section 1.3 hereof and without any further act or deed, each Seller hereby sells, assigns, transfers and conveys to Purchaser, and Purchaser hereby purchases and receives from each Seller, full right, title and interest of every kind and nature in and to the Show and the Related Property (free and clear of any and all liens, security interests, encumbrances, claims, charges and restrictions on transfer). The Related Property includes all of the following, as well as those items listed on Schedule 1.1 hereto:

                  (a) All of the copyrights, business names (including, without limitation, the title of the Show), registered designs, trademarks, trade names, service marks, patents, and applications and registrations thereof, and any and all other intangible rights whatsoever used in connection with the Show and the goodwill of the business symbolized by such copyrights, business names, registered designs, trademarks, trade names, service marks, and patents; and all of the trade secrets and confidential know-how used in connection with the Show; and

                  (b) All rights, titles and interests in and to prior episodes of the Show, including those described on Schedule 1.1 hereto under the caption "PRIOR EPISODES", which items are referred to hereinafter as the "Prior Episodes", including, without limitation, all rights, titles and interests in and to all intellectual property comprising the Prior Episodes and in and to all tangible mediums on which the Prior Episodes have been recorded; and

                  (c) The sole and exclusive right to produce new episodes of the Show (which are referred to hereinafter as the "New Episodes") and to record, or to authorize others to record, the New Episodes by means of electromagnetic tapes, film, video tape or any other means now or hereafter known; and

                  (d) The sole and exclusive right to, or to authorize others to, broadcast, remake, project, transmit, televise, perform, exhibit, distribute, exploit, sell, license for exhibition, dispose of and generally deal in any manner with, the Prior Episodes and live or recorded versions of New Episodes, or any part of any Prior Episode or New Episode, by radio, webcast, television, phonovision and any other process or means now or hereafter; and

                  (e) The sole and exclusive rights to translate into all languages; to make any and all changes in the Show and its title, theme and content; to freely adapt, revise, rearrange, modify, interpolate, add to or subtract from any or all Prior Episodes or New Episodes, or any part thereof, and the contents thereof; to make sequels to and new versions or adaptations of any or all Prior Episodes or New Episodes, or any part thereof; to make serials or series (alone or in combination with one or more programs based on other material) of any or all Prior Episodes or New Episodes, or any part thereof; to use any part or parts of any or all Prior Episodes or New Episodes or the content theme thereof in conjunction with any other material or materials; and to separately or cumulatively do any or all of the foregoing, to such extent as Purchaser in Purchaser's sole discretion may deem expedient or desirable; and

                  (f) The sole and exclusive right to secure copyright registration (or equivalent protection in countries where no copyright law exists) of New Episodes, and any other versions or adaptations of any or all Prior Episodes or New Episodes, in all countries of the world under any now existing or hereafter created laws, regulations or rules, in the name of Purchaser or any other person, firm or corporation; and

                  (g)  The  sole  and  exclusive   right,  for  the  purpose  of
         promoting, advertising and exploiting the Show, to make, exhibit and market, or cause to be made, exhibited and marketed, all forms of promotional and advertising materials based upon or adapted from the Show or any broadcast thereof, and to copyright the same in the name of Purchaser or its licensees; and

                  (h) The non-exclusive right to use Neidner's name and likeness in connection with promoting, advertising and exploiting the Show until the end of the term provided for in his employment agreement with iHomeline.com, Inc. (the "Employment Agreement"); and

                  (i) The sole and exclusive right to license or sublicense to others all or any of the rights sold or granted pursuant to this Agreement; and

                  (j) All rights of each Seller in, to and under any and all contracts, agreements, commitments, leases, licenses, franchises, and permits relating to the Show (including, without limitation, those pertaining to suppliers, customers, employees, equipment, and motor vehicles), including those items described on Schedule 1.1 hereto under the caption "CONTRACTS", which items are referred to hereinafter as the "Contracts"; and

                  (k) Copies of all records relating to the Show in whatever form (originals of which the Corporation may retain), including accounting records, tax records, property records, personnel records, and credit records, and all of the Corporation's customer lists, supplier lists, catalogs, and brochures; and

                  (l) All accrued, but unbilled or (in the case of contracts which involve no billing) uncollected, amounts owed to the Corporation under any agreement or contract that the Corporation has with any advertiser or sponsor, including those amounts described on Schedule
         1.1 hereto under the caption "ACCRUED AMOUNTS".

         1.2 Scope, Duration and Manner of Use of Rights. Purchaser shall have, own and enjoy the rights sold pursuant to Section 1.1 above throughout the entire world in perpetuity. Purchaser shall have the right to use and exercise such rights without restriction or limitation of any kind, even though such use and enjoyment may compete or interfere with the use and enjoyment of any rights of any Seller not sold pursuant hereto. Purchaser may use any of such rights singly or in combination, or together with other rights independently acquired. The enumeration of the Related Rights shall not be deemed to restrict or limit in any way the generality of the sale and grant made herein.

         1.3 Purchase Price and Payment Thereof. The aggregate purchase price for the Show and the Related Rights is 200,000 registered shares of the common stock of Purchaser ("Common Stock") issued in the name of the Corporation. Each Seller hereby acknowledges that the Corporation received a stock certificate issued in its name representing such shares.
         1.4 No Obligation to Produce. Purchaser intends to use the rights sold and granted to it pursuant to Section 1.1 above. However, nothing herein contained shall be interpreted or construed to obligate Purchaser to produce the Show, or exercise any of the other rights, licenses or privileges herein conveyed. In no event shall the Show, the Related Rights or any of them revert to any Seller for Purchaser's failure of use.

         1.5 Assumed Liabilities. Purchaser does not hereby or otherwise assume and shall not be obligated to pay, perform or discharge any obligation, liability or debt of any Seller whether written or oral, existing or contingent, except for obligations accruing after the date hereof (but not obligations, liabilities or debts accrued as of the date hereof) with respect to the Contracts. Each Seller hereby agrees to pay, perform or discharge after the date hereof all of such Seller's obligations, liabilities and debts relating to the Show and the Related Property not expressly assumed by Purchaser in this Section 1.5.

         1.6 Control Over Production. All decisions in connection with the exploitation of the Show and the Related Rights (including, without limitation, the creative, production and business decisions) shall be made by and in the sole discretion of Purchaser and/or its designee, and no Seller shall have any control, right of consultation or decision-making authority whatsoever.

                                                     ARTICLE TWO
                                          REPRESENTATIONS, WARRANTIES, AND
                                                AGREEMENTS OF SELLERS

         Each Seller hereby represents, warrants and agrees, jointly and severally, to and with Purchaser that (except as expressly set forth on a disclosure schedule attached hereto and signed by Purchaser):

         2.1 Organization and Standing of the Corporation. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas. The Corporation has full requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it. The Corporation is duly authorized and qualified to carry on its business in the manner as now conducted in state in which authorization and qualification is required. The Corporation has made available to Purchaser true, correct and complete copies of the corporate authorization for the sale of the Show and Related Rights, and such other contents of its minute book as Purchaser has reasonably requested.

         2.2 Capacity to Enter into Agreement. Each Seller has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such its obligations hereunder and thereunder. The execution and delivery by the Corporation of this Agreement and all other agreements, documents and instruments to be executed by the Corporation in connection herewith have been authorized by all necessary corporate action by the Corporation. When this Agreement and all other agreements, documents and instruments to be executed by a Seller in connection herewith are executed by a Seller and delivered to Purchaser, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms. When this Agreement is executed and delivered to Purchaser, this Agreement will vest in Purchaser full right, title and interest in and to the Show and Related Rights, free and clear of any and all encumbrances, security interests, liens, charges, claims, restrictions or limitations, whatsoever, by any person of any kind, including those on the transfer thereof, whether known or unknown.

         2.3 Conflicts. The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which any Seller is a party or by which any Seller is bound or by which any of the Show or Related Rights is bound or affected, (b) violate any judgment against, or binding upon, any Seller or upon any of the Show or Related Rights, (c) result in the creation of any lien, charge or encumbrance upon any of the Show or Related Rights pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of the Corporation.

         2.4 Consents. No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by any Seller.

         2.5 Litigation. There is no action, suit, proceeding, or claim pending or, to the knowledge of any Seller, threatened against any Seller by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

         2.6 Financial Statements. Sellers have delivered to Purchaser copies of the following financial statements (hereinafter collectively referred to as the "Financial Statements"): an interim balance sheet of the Corporation as of March 31, 2000 (the "Balance Sheet"), an interim statement of income for the Corporation for the three-month period ended March 31, 2000 and other historical financial information. The Financial Statements are complete and correct, present fairly the financial condition of the Corporation as at the respective dates thereof, and the results of operations for the respective periods covered thereby, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. There is no basis for the assertion of any liabilities or obligations, either accrued, absolute, contingent, or otherwise, which might adversely affect Purchaser's ownership of the Show or Related Rights or the value, use, operation or enjoyment of the Show or Related Rights by Purchaser which is not expressly set forth on the Balance Sheet. The Corporation is not a party to or bound either absolutely or on a contingent basis by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities or indebtedness of any other person (whether accrued, absolute, contingent or otherwise).

         2.7 Absence of Certain Changes and Events. Since the date of the Balance Sheet, there has not been:

                   (a) Financial Change. Any adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of the Corporation, or the business of the Corporation, from that shown on the Financial Statements, except that the figures for current cash balance, accounts receivable and deposits have been reduced to zero;

                   (b) Incurrence of Debt. Any borrowing of, or agreement to borrow any funds or any debt, obligation, or liability (absolute or contingent) incurred by the Corporation (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business;

                   (c) Creation of Liens. Any mortgage, pledge, lien, security interest, charge, claim or other encumbrance created on or in any of the Corporation's properties or assets, except liens for current taxes not yet due and payable;

                   (d)  Assets.  Any  sale,  assignment,   or  transfer  of  the
Corporation's assets, except in the ordinary course of business, any cancellation of any debts or claims owed to the Corporation, any capital expenditures or commitments therefor exceeding in the aggregate $5,000, any damage, destruction or casualty loss exceeding in the aggregate $5,000 (whether or not covered by insurance), or any charitable contributions or pledges, except for the reduction of current cash balances, accounts receivable and deposits to zero;

                   (e) Material Contracts. Any amendment or termination of any contract, agreement, license, or arrangement to which the Corporation is or was a party or to which any properties or assets are or were subject, which amendment or termination has had, or may be reasonably expected to have, an adverse effect on the financial condition, properties, assets, liabilities (accrued, absolute, contingent, or otherwise), or income of the Corporation, or the business of the Corporation; or

                   (f) Other Material Changes. Any other material transaction by the Corporation outside the ordinary course of business or any other event or condition pertaining to, and adversely affecting the operations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of the Corporation, or the business of the Corporation.

         2.8 Assets. The Sellers are the sole owners of all rights, titles and interests in and to the Show and the Related Rights, free and clear from all liens, security interests, encumbrances, claims, charges or restrictions on the transfer thereof. The title of the Show has been at all times used by the Corporation in connection with the Show, and the Corporation's right to such use has at no time been questioned or challenged. No Seller has heretofore made any grant, license, sale, assignment or other transfer, nor done or caused or permitted to be done any act or thing, whereby any of the rights herein granted and sold or agreed to be granted or sold have been or may be in any way impaired. No Seller shall hereafter make any such inconsistent agreement, grant, conveyance, license, sale, assignment, or other transfer. No part of the Show or Related Rights has been taken from or based upon any other copyrighted work. Purchaser's acquisition of the Show and the Related Rights will not in any way, directly or indirectly, infringe upon the rights of any individual, firm or corporation including, without limitation, rights of copyright or trademark. Purchaser's broadcast of the Show will not constitute a libel, slander, or violation of the privacy of any individual, firm or corporation. There are no claims, litigation or other proceedings in effect, pending or threatened, which could in any way impair, limit or diminish the rights sold to Purchaser hereunder.

         2.9 Contracts. The Contracts constitute all contracts, agreements, commitments, leases, licenses, franchises, and permits (including, without limitation, those pertaining to suppliers, customers, employees, equipment, and motor vehicles) of the Corporation. All Contracts are in good standing, valid, and effective. There is not, under any Contract any existing or prospective default or event of default by the Corporation or event which with notice or lapse of time, or both would constitute a default and in respect to which the Corporation has not taken adequate steps to prevent a default from occurring; and, to the knowledge of each Seller, no other party to any Contract is in default or breach thereof nor has any event occurred which with notice or lapse of time would constitute a breach or default of any of the Contracts.

         2.10 Permits. Schedule 2.10 contains a listing and summary description of all licenses, permits, registrations, and authorizations held by the Corporation. The Corporation holds all licenses, permits, registrations, and authorizations required to carry on its business and all licenses, permits, registrations, and authorizations are in good standing. The Corporation is in full compliance with and not in default or violation with respect to any term or provision of any of its licenses, permits, registrations, and authorizations. No notice of pending, threatened, or possible violation or investigation in connection with, or loss of, any license, permit, registration, or authorization of the Corporation, has been received by the Corporation. No Seller has any knowledge that the issuance of such a notice is being considered or of any facts or circumstances which form the basis for the issuance of such a notice. No license, permit, registration, or authorization of the Corporation is affected by the transactions provided for herein or contemplated hereby.

         2.11 Intellectual Property. Schedule 2.11 contains a listing and summary description of all of the Corporation's patents, trademarks, service marks, trade names, business names, copyrights, and registered designs, and applications and registrations thereof, trade secrets and confidential know-how, including, but not limited to, product formulations, drawings, technical specifications, manufacturing data, and test and development data (the foregoing intellectual property is collectively referred to hereinafter as the
"Intellectual Property"). The Corporation possesses all Intellectual Property necessary to the conduct of its businesses, and the loss or expiration of any of the Corporation's Intellectual Property or group of the Corporation's Intellectual Property would not have an adverse effect on the conduct of its businesses. No such loss or expiration is threatened, pending or reasonably foreseeable. Except as indicated on Schedule 2.11, (a) the Corporation owns all right, title, and interest in and to all of its Intellectual Property, (b) there have been no claims made against the Corporation for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and there are no grounds for the same, (c) no Seller has received a notice of conflict with the asserted rights of others within the last five years, and (d) the conduct of the Corporation's business has not infringed any Intellectual Property of others and, to the best of the knowledge of each Seller, the Intellectual Property of the Corporation has not been infringed by other persons.

         2.12 Compliance with Law. The Corporation is in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, including without limitation, any laws, ordinances, rules, regulations, permits, or orders relating to the business of the Corporation, or the business operations and practices, health and safety, and employment practices of the Corporation. The Corporation is not delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency, or instrumentality, or with any trade association or certification organization that has in the past certified or endorsed the business of the Corporation. The Corporation is not delinquent with respect to any reports required by private covenants or agreements to which it is a party.

         2.13 Successor Liability. Purchaser shall have no successor liability for any liability of any Seller as a result of the acquisition of the Show and Related Property.

         2.14 Finder's Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each Seller, and its counsel directly with Purchaser and its counsel, without the intervention of any other person as the result of any act of any of them, and as far as is known to any Seller, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payment.

         2.15 Untrue Statements. This Agreement, the schedules and exhibits hereto, and all other documents and information furnished by any Seller or its representatives pursuant hereto or in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading or otherwise.

                                                    ARTICLE THREE
                                          REPRESENTATIONS, WARRANTIES, AND
                                               AGREEMENTS OF PURCHASER

         Purchaser hereby represents, warrants and agrees to and with each Seller that (except as expressly set forth on a disclosure schedule attached hereto and signed by each Seller):

         3.1 Organization and Standing of Purchaser. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. Purchaser has full requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it. Purchaser is duly authorized and qualified to carry on its business in the manner as now conducted in state in which authorization and qualification is required. Purchaser has made available to each Seller true, correct and complete copies of the corporate authorization for the purchase of the Show and Related Rights, and such other contents of its minute book as Seller has reasonably requested.

         3.2 Capacity to Enter into Agreement. Purchaser has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith have been authorized by all necessary corporate action by Purchaser. When this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith are executed by Purchaser and delivered to Purchaser, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Purchaser or enforceable against Purchaser in accordance with their respective terms.

         3.3 Conflicts. The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Purchaser is a party or by which Purchaser is bound or by which any of the assets of Purchaser is bound or affected, (b) violate any judgment against, or binding upon, Purchaser or upon the assets of Purchaser, (c) result in the creation of any lien, charge or encumbrance upon any assets of Purchaser pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of Purchaser.

         3.4 Consents. No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by Purchaser.

         3.5 Litigation. There is no action, suit, proceeding, or claim pending or, to the knowledge of Purchaser, threatened against Purchaser by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

         3.6 Finder's Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser and its counsel directly with the Sellers, and their counsel, without the intervention of any other person as the result of any act by Purchaser, and so far as is known to Purchaser, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders' fee, or any similar payment.

                                                    ARTICLE FOUR
                                                ADDITIONAL AGREEMENTS

         4.1 Further Assurances. At any time after the date hereof, each Seller shall execute and deliver such other documents, and take such other actions, as may be reasonably requested by Purchaser to complete the transactions contemplated by this Agreement, and to perfect in Purchaser title to the Show and Related Rights as contemplated herein.

         4.2 Consents. Each Seller shall use its best efforts to assist in obtaining any third party consents necessary to sell to Purchaser the Show and Related Rights (including, without limitation, the Contracts). To the extent that any of the Show and Related Rights are not assignable without the consent of another party and such consent has not been obtained on or prior to the date hereof, such Show and Related Rights shall not be assigned or attempted to be assigned if such assignment or attempted assignment would constitute a breach thereof. While each Seller is trying to procure all necessary consents, each Seller and Purchaser shall cooperate in any reasonable arrangements designed to provide to Purchaser the benefits of the Show and Related Rights, including enforcement at the cost and for the account of Purchaser of any and all rights of a Seller against the other party thereto arising out of a cancellation or breach by such other party or otherwise. Notwithstanding the preceding, Purchaser hereby acknowledges and accepts that Sellers have not and will not obtained any required written consents of KPRC to the Corporation's assignment of its contract with KPRC. Nevertheless, Purchaser agrees to reimburse Sellers on the first day of each month during the term of such contract for the payments made by Sellers to KPRC during such month pursuant to such contract to the extent that Purchaser received the benefits of such contact during such month.

         4.3 Employees. Each Seller hereby acknowledges that Purchaser has not agreed to employ any employee of or any other person associated with the Corporation except as provided in Section 4.6 below, and the Corporation hereby agrees to satisfy all of its obligations with respect to each such employee and other person.

         4.4 Successor Liability and Taxes. Sellers have given to Purchaser assurances satisfactory to Purchaser in its sole discretion that Purchaser will have no successor liability for any liability of any Seller as a result of the acquisition of the Show and Related Property. Sellers agree to pay timely all taxes resulting from the sale of the Show and Related Property.

         4.6 On-Air Host. Neidner hereby agrees that, from the date of this Agreement until the expiration of the term provided for in the Employment
Agreement, he shall continue to serve as the host of the Show. In this connection, Neidner agrees to use reasonable and his best efforts, and to perform in a competent manner. Neidner's obligations in this connection shall be comparable to the amount of time and work that he has heretofore devoted to the Show.

         4.7      Non-Compete Agreement.

                  (a) Agreement. In consideration of 75,000 registered shares of Common Stock (referred to hereinafter as the "Non-Compete Shares"), for a period of three years after the date hereof, Neidner shall not, directly or indirectly, acting alone or as a member of a partnership, or as an officer, director, shareholder, employee, consultant, or representative of any corporation or in any other capacity with any other business entity: (i) engage in the production of any radio, webcast, television, video or other media show featuring subject matter pertaining to home, garden or lawn issues (such activity is referred to hereinafter as the "Restricted Activity") anywhere in the entire world (such area is referred to hereinafter as the "Restricted Area"), Neidner hereby acknowledging that Purchaser's proposed media broadcasts are expected to be world-wide and any engagement by Neidner in the Restricted Activity could harm the value of the Show and Related Property being acquired by Purchaser pursuant to this Agreement; or
         (ii) solicit, deal, negotiate, enter into an arrangement or contract, or attempt to do any of the foregoing, in any manner with respect to the Restricted Activity in the Restricted Area with respect to any person that had a contractual relationship with the Corporation as of the date of this Agreement, or attempt to cause any such person not to continue the business relationship that it has heretofore had with the Corporation.

                  (b) Permitted Exception. Notwithstanding the foregoing provisions of this section, Neidner shall be permitted to (i) own up to five percent of the publicly-traded securities, registered under
         Section 12 or 15(d) of the Securities Exchange Act of 1934, of any competitor of Purchaser, and (ii) continue to own an interest in and fully participate in the business of iHomeline.com, Inc., a Delaware corporation.

                  (c) Reasonableness. Neidner hereby specifically acknowledges and agrees that the temporal and other restrictions contained in this section are reasonable and necessary to protect the business of the Corporation being acquired by Purchaser pursuant to this Agreement, and that the enforcement of the provisions of this section will not work an undue hardship on Neidner.

                  (d) Reformation. Neidner further agrees that in the event either the length of time or any other restriction, or portion thereof, set forth in Section 4.7(a) above is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of
         Section 4.7(a) will remain in full force and effect as reduced or modified.

                  (e) Injunctive Relief. Neidner further agrees and acknowledges that Purchaser does not have an adequate remedy at law for the breach or threatened breach by Neidner of the covenants contained in this Section and Neidner therefore specifically agrees that Purchaser, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin Neidner from such breach or threatened breach.

                  (f) Severability. Neidner further agrees, in the event that any provision of Section 4.7(a) is held to be invalid or against public policy, the remaining provisions of Section 4.7(a) and the remainder of this Agreement shall not be affected thereby.

         4.8 Lock-Up Agreement. Neidner hereby agrees that he shall not, without the prior express written consent of Purchaser, (a) sell any Non-Compete Shares until 90 days after the date of this Agreement, and (b) thereafter sell in any month more than 12,500 Non-Compete Shares. Neidner hereby agrees that all certificates representing Non-Compete Shares shall bear a restrictive legend in order to implement the restrictions imposed by this Section.

         4.9 Accounts Receivable. Sellers agree to invoice and collect, or cause to be invoiced and collected, all amounts that accrue under the Contracts and become owing by the other parties to the Contracts, and upon receipt of such amounts, Sellers shall hold such amounts in trust for Purchaser and shall remit such amounts to Purchaser as promptly after receipt as is possible. Sellers obligations under this Section 4.9 shall commence on the date hereof and shall continue with respect to a Contract until such Contract expires or terminates.

                                                    ARTICLE FIVE
                                               SURVIVAL AND INDEMNITY

         5.1 Survival. All of the representations, warranties, covenants, and agreements made by the parties hereto in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party hereto.

         5.2 Indemnities Relating to Representations, Warranties and Agreements. Each Seller, jointly and severally, on the one hand, and Purchaser, on the other hand, shall protect, indemnify and hold harmless the other, and the other's directors, officers, employees, agents, successors and assigns, from any and all losses, damages, injuries, obligations, liabilities, expenses and costs (including costs of litigation and attorney's fees), demands, claims, suits, proceedings, actions and causes of actions arising from the breach of any representation, warranty, covenant, agreement, or promise made by the indemnifying party to the indemnified party herein or pursuant hereto.

                                                     ARTICLE SIX
                                                    MISCELLANEOUS

         6.1 Governing Law and Jurisdiction. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. The parties hereto stipulate and agree that the courts of the State of Texas shall have in personam jurisdiction for any claim, lawsuit or proceeding regarding this Agreement, and that mandatory venue for any such claim, lawsuit or proceeding shall be in any state or federal court having competent jurisdiction located in Harris County, Texas. The prevailing party in any proceeding brought pursuant to or with respect to this Agreement shall be entitled to recover from the losing party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with the proceeding.

         6.2 Notices. Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served, sent by United States mail, or sent by an overnight courier who keeps proper records regarding its deliveries. Notice shall be deemed to have been given if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the physical addresses of the parties hereto shall be the physical addresses as set forth on the signature pages of this Agreement. Any party to be notified hereunder may change its physical address by notifying each other party hereto in writing as to the new physical address for sending notices.

         6.3 Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         6.4 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         6.5 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

         6.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and assigns, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

         6.7 Cumulative Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         IN WITNESS WHEREOF, the parties hereto have executed and made effective this Agreement as of the day and year first above written.

                                    "SELLER"

                                    HOME LINE TALK RADIO, INC.



                                     By:   /s/ Jim Neidner
                                     ---------------------------

                                     Name:______________________________

                                     Title:   President
                                    --------------------------------------------
                                    Address: #15 Villas Way
                                    Montgomery, Tx 77456



                                    /s/ Jim Neidner
                                    Jim Neidner

                                    Address: #15 Villas Way

                                    Montgomery, Tx 77456


                                   /s/ Leonard Pizalate
                                   Leonard Pizalate

                                   Address: 926 Huntington Cove

                                   Houston, Tx. 77063

                                   "PURCHASER"

                                   JVWEB, INC.

                                    By:  /s/ Greg J. Micek
                                      -----------------------------
                                    Greg J. Micek, President

                                    Address:        5444 Westheimer, Suite 2080
                                                    Houston, Texas 77056





                                                    SCHEDULE 1.1

PRIOR EPISODES


See attached list of prior episodes.

Seller has no registered copyrights, trademarks, service marks, patents or business names.




CONTRACTS

Seller has no written contracts except of the attached agreement with KPRC radio station.






ACCRUED AMOUNTS

See attached list.






NEIDNER
CONSTRUCTION/REMODELING INC.

14420 Walters Road, Suite 2
Houston, Texas 77014

1999 National/State/Local Award Winner ?
1999 Prism Award Winner-GHBA
www.iHomeline, eom

OFFICE: 1-281-578-3581
PAGER: 1-713-76S-1695
FAX:    409-4147-6896

To: Greg Micek

From: Jim Neidner

Re: Recording of Homeline Shows inventory for future broadcast and editing.

Dear Greg:

We have two hundred and forty five taped shows.
Many of the attached tapes have another different show on the other side, which could give us almost 325 total taped shows.

Some shows are of same subject matter at later dates during the years.

Thanks,

Jim Neidner







                                                       Home Line Show
                                                       KPRC - Sunday's

                                            One Hour. Show 10AM- 11 AM

                                                    Monthly Rate: $2,800
                                                       2/6/00- 2/25/00
TERMS

1. At the end of the month, Home Line Show will receive a notarized invoice from SuperTalk KSEV reflecting the date and time of their show.

2. Home Line Show will have up to 12 - 60 commercials to air during their l-hour program.

3. Home Line Show option to renew when contract has ended. Price to be negotiated.

4. SuperTalk Radio reserves the right to cancel at their discretion. All monies owed for remainder of contract will be cancelled.

5. SuperTalk Radio will agree to promote the Home Line Show with 5- :10 second promotional ads per week.

6. SuperTalk Radio will furnish a producer for each show at no cost to Home Line and will allow Home Line prc-recording/time in the studio.

7[ SuperTalk Radio will furnish :60-second carts needed for Home Line commercials.

8. If Home Line has to be pre-empted for any reason, SuperTalk Radio will make every effort to allow Home Line notice of time change for this temporary time slot and will tell listeners of such time change.

9.       SuperTalk's goal is for a long-term contract and relationship.

    Total 1 Hour Show Cost: $37,440

15 Villas Way
Montgomery, Tx. 77356

4/1/00
Darwin Davis
Fax: 713/433/2029
Cellbar Insulation System

                                                          HOMELINE
                                                         TALK RADIO
                                                          KPRC.950

INVOICE #2OO4

281/579/3581
409/447/6896 FAX

April billing ..........4/2,4/9,4/16,4/23,4/30
One 60 second ad~ $195.00 weekly

Total

$975.00

15 Villas Way
Montgomery, Tx. 77356


                                                          HOMELINE
                                                         TALK RADIO
                                                          KPRC.950


281/579/3581
409/447/6896 FAX

April 1, 2000

Carol's Lighting & Fan Shop
9743 FM 1960 BYPASS
Humble, Tx. 77336
FAX: 281.446-3688

                                    INVOICE #4

April billing ..... 4/2,4/9,4/16, 4/23,4/30
One sixty second ad per show ~ $195. O0

$975.00

15 Fillas Way
Montgomery, Tx 77356

4/1/00

Wilson Art
Flooring Department

Neidner Construction
KPRC-950
www.repairtalk.com

INVOICE

#4aO0

281/579/3581
409/447/6896 FAX

April Billing ..... 4/2,4/9,4/16, 4/23,4/30 One 30 sec ad per show @ $95.00

                                                            Total

$475.00